As filed with the Securities and Exchange Commission on October 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Qihoo 360 Technology Co. Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

Building No. 2

6 Jiuxianqiao Road, Chaoyang District

Beijing 100015, People’s Republic of China

Telephone number: +86-10-5878-1000

 (Address of principal executive offices and zip code)

Qihoo 360 Technology Co. Ltd. 2011 Share Incentive Plan

(Full title of the plans)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 10036-8401
(Name and address of agent for service)

800-927-9800

(Telephone number, including area code, of agent for service)

Copies to:

David T. Zhang

Kirkland &Ellis

26/F Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

+852- 3761-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, $0.001 par value per share (3)	4,023,697 shares	$41.32	$166,259,160	$19,319.31

(1)	Represents an automatic increase to the number of shares available for issuance under the 2011 Share Incentive Plan (the “2011 Plan”) of Qihoo 360 Technology Co. Ltd. (the “Company”) effective January 1, 2014. Shares available for issuance under the 2011 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2011 (Registration No. 333-174444), as well as a registration statement on Form S-8 filed with the SEC on August 5, 2013 (Registration No. 333-190371). In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional ordinary shares which become issuable under the 2011 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Calculated solely for the purpose of this offering under Rules 457(c) and (h) of the Securities Act based on $61.99 per ADS being the average of the high and low prices for the Company’s American Depositary Shares (“ADSs”) as quoted on the New York Stock Exchange on October 15, 2014.

(3)	These ordinary shares may be represented by the Company’s ADSs, every two ADSs representing three Class A ordinary shares. The Company’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-195792).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Company is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 4,023,697 additional Class A ordinary shares under the Company's 2011 Share Incentive Plan, pursuant to the provisions of this plan providing for automatic increases in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 filed with the SEC on May 24, 2011 (Registration No. 333-174444), as well as a registration statement on Form S-8 filed with the SEC on August 5, 2013 (Registration No. 333-190371).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on October 16, 2014.

Qihoo 360 Technology Co. Ltd.

By: /s/ Hongyi Zhou
Name: Hongyi Zhou
Title: Chairman and chief executive officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Hongyi Zhou, Jue Yao and Alex Zuoli Xu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hongyi Zhou _____________________ Name: Hongyi Zhou	Chairman and chief executive officer (principal executive officer)	October 16, 2014

/s/ Jue Yao _____________________ Name: Jue Yao	Chief financial officer (principal financial and accounting officer)	October 16, 2014

/s/ Alex Zuoli Xu _____________________ Name: Alex Zuoli Xu	Co-Chief financial officer (principal financial and accounting officer)	October 16, 2014

Signature	Title	Date
/s/ Xiangdong Qi _____________________ Name: Xiangdong Qi	Director	October 16, 2014
/s/ Shu Cao _____________________ Name: Shu Cao	Director	October 16, 2014
/s/ Neil Nanpeng Shen _____________________ Name: Neil Nanpeng Shen	Director	October 16, 2014
/s/ Wenjiang Chen ______________________ Name: Wenjiang Chen	Director	October 16, 2014
/s/ Ming Huang ______________________ Name: Ming Huang	Director	October 16, 2014
/s/ Eric Xun Chen _______________________ Name: Eric Xun Chen	Director	October 16, 2014
/s/ William Mark Evans _______________________ Name: William Mark Evans	Director	October 16, 2014

Signature	Title	Date
/s/ Diana Arias __________________________ Name: Diana Arias Title: Law Debenture Corporate Services Inc.	Authorized U.S. Representative	October 16, 2014

QIHOO 360 TECHNOLOGY CO. LTD.

 EXHIBIT INDEX

Exhibit

Number	Description
4.1

Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement of the Company on Form F-1, as amended (Registration No. 333-172816))

4.2

Amended and Restated Deposit Agreement among the Company, the depositary and holder of the American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement of the Company on Form F-6, (Registration No. 333-195792))

5.1*	Opinion of Maples and Calder, counsel to the Company, regarding the legality of the Ordinary Shares
23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm
23.2*	Consent of Maples and Calder (included in opinion filed as Exhibit 5.1)
24.1*	Powers of attorney (included on signature pages)
99.1	2011 Share Incentive Plan (incorporated by reference to Exhibit 10.60 to the Registration Statement of the Company on Form F-1, as amended (Registration No. 333-172816))

________________

* Filed herewith.